Exhibit 10.12

November 13, 2003
SURGE COMPONENTS INC
95 East Jefryn Blvd.
Deer Park, NY 11729

Gentleman:

It is mutually agreed that the Financing Agreement entered into between us dated July 2, 2002, as amended or supplemented (the "Financing Agreement") is amended effective November 1, 2003 as follows:

1.	The first sentence of Section 6.9 is hereby amended to read as follows:

"Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement (a) cause to be maintained at the end of each fiscal quarter (i.e. December, March, June, September), Tangible Net Worth in an amount not less than $2,000,000 and (b) cause to be maintained at the end of each such fiscal quarter, Working Capital of not less than $1,000,000."

2.
In consideration of your agreeing to amend the Financing Agreement as provided above, we agree to pay you a fee of $5,000 which shall be fully earned on the date hereof but which, in the absence of a Default as defined in the Financing Agreement, may be payable in successive monthly installments each in the amount of $1,666.66, commencing on December 1, 2003.

Except as hereinwith specifically set forth the Financing Agreement, shall continue unmodified.

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ Sheldon Kaye
Name: Sheldon Kaye
Title

THE FOREGOING IS ACKNOWLEDGED AND AGREED TO:
SURGE COMPONENTS INC.

By:	/s/ Ira Levy
Name: Ira Levy
Title: CEO